SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 6, 2003 divine, inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30043	36-4301991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1301 N. Elston Avenue Chicago, Illinois 60622
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (773) 394-6600

N/A
(Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

Sale of Assets to Saratoga

On May 6, 2003, divine, inc., a Delaware corporation (“divine”), and certain of its domestic subsidiaries (collectively, the “Sellers”) executed an asset purchase agreement (“Saratoga I Purchase Agreement”) with Saratoga DMS LLC, a Delaware limited liability company (“Saratoga”), and Saratoga Partners IV, L.P., a Delaware limited partnership, whereby the Sellers agreed to sell Saratoga substantially all of the assets, and Saratoga agreed to assume certain of Sellers’ liabilities, primarily related to Sellers’ managed services business, content management business, and Northern Lights business for the purchase price of $23,281,000, plus any Adjustment Amount, as that term is defined in the agreement.

On the same day, the Sellers and Saratoga executed a separate asset purchase agreement (“Saratoga II Purchase Agreement”; together with Saratoga I Purchase Agreement, the “Saratoga Purchase Agreements”) whereby Sellers agreed to sell to Saratoga the Open Market transaction patent portfolio for $590,000.  The Saratoga Purchase Agreements were both subsequently amended on May 9, 2003, so as to extend the termination dates of the agreements.

The parties entered into the Saratoga Purchase Agreements after an auction for substantially all of the Sellers’ assets on April 29-30, 2003, as required under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”).  The United States Bankruptcy Court for the District of Massachusetts, Eastern Division (the “Bankruptcy Court”) approved the Saratoga Purchase Agreements and entered Sale Approval Orders with respect to each agreement on May 12, 2003.  The purchase and sale of the assets as contemplated by the Saratoga Purchase Agreements closed on May 16, 2003.

The Saratoga Asset Purchase Agreements and the amendments made thereto are incorporated herein by reference and attached hereto as Exhibit 99.1, Exhibit 99.2, Exhibit 99.3, and Exhibit 99.4.

Sale of Assets to dS&MS

On May 6, 2003, Sellers executed an asset purchase agreement (the “dS&MS Purchase Agreement”) with dS&MS Newco, Inc., a corporation formed pursuant to the laws of the Cayman Islands (“dS&MS”), and Golden Gate Private Equity, Inc., a Delaware corporation, whereby the Sellers agreed to sell to dS&MS substantially all of the assets, and dS&MS agreed to assume certain of Sellers’ liabilities, primarily related to Sellers’ CIM business and the collaboration business for $23,245,000.  The dS&MS Puchase Agreement was subsequently amended on May 9, 2003, to extend the termination date of the agreement, and again on May 15, 2003, to allow for certain disclosures relating to the tax treatment of the transaction.

The parties entered into the dS&MS Purchase Agreement after an auction for substantially all of the Sellers’ assets on April 29-30, 2003, as required under the Bankruptcy Code.  The Bankruptcy Court also approved the dS&MS Purchase Agreement and entered a Sale Approval Order with respect to the agreement on May 12, 2003.  The purchase and sale of the assets as contemplated by the dS&MS Purchase Agreement closed on May 16, 2003.

The dS&MS Purchase Agreement and the amendments made thereto are incorporated herein by reference and attached hereto as Exhibit 99.5, Exhibit 99.6, and Exhibit 99.7.

Item 5.  Other Events.

Separately, divine announced that its board of directors terminated the employment of Andrew J. Filipowski, its Chief Executive Officer; Michael P. Cullinane, its Executive Vice President, Chief Financial Officer, and Treasurer; and Paul L. Humenansky, its President and Chief Operating Officer.  The board of divine has not appointed anyone to fill these offices.  All three persons continue in their roles as directors of divine.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2003

divine, inc.

	By:	/s/ JUDE M. SULLIVAN
Jude M. Sullivan
Senior Vice President

divine, inc.

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Asset Purchase Agreement, dated May 6, 2003, among divine, inc. and certain of its domestic subsidiaries, Saratoga DMS LLC, and Saratoga Partners IV, L.P.*

99.2	Amendment No. 1 to the Asset Purchase Agreement, dated May 9, 2003, among divine, inc. and certain of its domestic subsidiaries, Saratoga DMS LLC, and Saratoga Partners IV, L.P.

99.3	Asset Purchase Agreement, dated May 6, 2003, among divine, inc. and certain of its domestic subsidiaries and Saratoga DMS LLC.*

99.4	Amendment No. 1 to Asset Purchase Agreement, dated May 9, 2003, among divine, inc. and certain of its domestic subsidiaries and Saratoga DMS LLC.

99.5	Asset Purchase Agreement, dated May 6, 2003, among divine, inc. and certain of its domestic subsidiaries, dS&MS Newco, Inc., and Golden Gate Private Equity, Inc.*

99.6	Amendment No. 1 to Asset Purchase Agreement, dated May 9, 2003, among divine, inc. and certain of its domestic subsidiaries, dS&MS Newco, Inc., and Golden Gate Private Equity, Inc.

99.7	Amendment No. 2 to Asset Purchase Agreement, dated May 15, 2003, among divine, inc. and certain of its domestic subsidiaries, dS&MS Newco, Inc., and Golden Gate Private Equity, Inc.

*            The schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  divine agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule.